Exhibit (k)(28)

SUPPLEMENTAL INDENTURE NO. 1

to the

INDENTURE

dated as of June 5, 2014

by and between

GOLUB CAPITAL BDC CLO 2014 LLC,
as Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

This SUPPLEMENTAL INDENTURE NO. 1 dated as of March 23, 2018 (this “Supplemental Indenture”) to the Indenture dated as of June 5, 2014 (as further amended, modified or supplemented, the “Indenture”) is entered into between GOLUB CAPITAL BDC CLO 2014 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), and Wells Fargo Bank, National Association, as trustee under the Indenture (together with its successors in such capacity, the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

PRELIMINARY STATEMENT

WHEREAS, the Issuer wishes to amend the Indenture pursuant to Section 8.1(xii)(B)(1) to effect the modifications set forth in Section 1 below;

WHEREAS, the conditions set forth for entry into a supplemental indenture pursuant to Sections 8.1 and 8.3 of the Indenture have been satisfied; and

WHEREAS, the conditions set forth in Section 9.2(d) of the Indenture to the redemption by Refinancing to be effected from the proceeds of the issuance of the Refinancing Notes (as defined below) have been satisfied;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:

1.             Amendments. Effective as of the date hereof upon satisfaction of the conditions set forth in Section 2 below, the following amendments are made to the Indenture pursuant to Section 8.1(xii)(B)(1) of the Indenture:

(i)            Section 1.1 of the Indenture is amended by inserting the following new definitions in the appropriate alphabetical location:

“Class A-1-R Notes”: The Class A-1-R Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.”

“Class A-2-R Notes”: The Class A-2-R Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.”

“Class B-R Notes”: The Class B-R Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.”

“Class C-R Notes”: The Class C-R Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.”

“Refinancing Date”: March 23, 2018.”

“Refinancing Initial Purchaser”: Wells Fargo Securities, LLC in its capacity as an initial purchaser of the Class A-1-R Notes, the Class A-2-R Notes and the Class B-R Notes under the Refinancing Purchase Agreement.”

“Refinancing Notes”: Collectively, the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes and the Class C-R Notes.

“Refinancing Purchase Agreement”: The agreement dated as of the Refinancing Date, by and among the Issuer and the Refinancing Initial Purchaser, as amended from time to time in accordance with the terms thereof.”

“U.S. Risk Retention Regulations”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

(ii)           The definitions of “Class A-1 Notes,” “Class A-2 Notes,” “Class A Notes,” “Class B Notes,” and “Class C Notes” set forth in Section 1.1 of the Indenture are amended and restated in their entirety as follows:

“Class A Notes”: Prior to the Refinancing Date, collectively, the Class A-1 Senior Secured Floating Rate Notes issued on the Closing Date and the Class A-2 Senior Secured Floating Rate Notes issued on the Closing Date, and, on and after the Refinancing Date, collectively, the Class A-1-R Notes and the Class A-2-R Notes.”

“Class A-1 Notes”: Prior to the Refinancing Date, the Class A-1 Senior Secured Floating Rate Notes issued on the Closing Date and, on and after the Refinancing Date, the Class A-1-R Notes.”

“Class A-2 Notes”: Prior to the Refinancing Date, the Class A-2 Senior Secured Floating Rate Notes issued on the Closing Date and, on and after the Refinancing Date, the Class A-2-R Notes.”

“Class B Notes”: Prior to the Refinancing Date, the Class B Senior Secured Floating Rate Notes issued on the Closing Date and, on and after the Refinancing Date, the Class B-R Notes.”

“Class C Notes”: Prior to the Refinancing Date, the Class C Senior Secured Deferrable Floating Rate Notes issued on the Closing Date and, on and after the Refinancing Date, the Class C-R Notes.”

“Purchase Agreement”: Prior to the Refinancing Date, the agreement dated as of June 5, 2014 by and between the Issuer, the Transferor and the Initial Purchaser as initial purchaser of and placement agent for the Notes and after the Refinancing Date the Refinancing Purchase Agreement, as amended from time to time in accordance with the terms thereof.

(iii)          The definition of “Initial Purchaser” set forth in Section 1.1 of the Indenture is amended by inserting, “and the Refinancing Initial Purchaser, as initial purchaser of and placement agent for the Refinancing Notes under the Refinancing Purchase Agreement” at the end thereof.

(iv)          The table set forth in Section 2.3 of the Indenture is amended and restated in its entirety with the table set forth in Annex A hereto.

(v)           The first paragraph of Section 9.2(a) of the Indenture is amended by inserting the following at the end of the first sentence therein:

“; provided, further that, following the Refinancing Date, a Refinancing of any Class of Refinancing Notes shall be permitted, so long as (x) (i) a change of law, rule or regulation or regulatory guidance following the Refinancing Date would permit a refinancing without resulting in non-compliance with the rules implementing the U.S. Risk Retention Regulations, as amended from time to time, (ii) such U.S. Risk Retention Regulations are no longer effective or (iii) the “sponsor” (as defined for purposes of the U.S. Risk Retention Regulations) complies with the U.S. Risk Retention Regulations, in each case as determined by the Collateral Manager and (y) such Refinancing constitutes a Refinancing of the Refinancing Notes in whole but not in part. No Class of Refinancing Notes may be re-priced after the Refinancing Date.

(vi)          The first sentence of Section 9.8 of the Indenture is amended by inserting the following at the end of the first sentence thereof:

                “provided further that, following the Refinancing Date, the Refinancing Notes may not be subject to a Re-Pricing.”

(vii)         Each of Exhibits A-1, A-2, B-1, B-2, B-3, B-4, B-5 and D to the Indenture is amended as set forth in the omnibus closing certificate, dated as of the Refinancing Date, in order to make such exhibits consistent with the terms of the applicable Class of Refinancing Notes.

2.             Conditions Precedent. The modifications to be effected pursuant to Section 1 above shall become effective as of the date first written above upon receipt by the Trustee of each of the following:

(i)            an Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Supplemental Indenture and the Refinancing Purchase Agreement and the execution, authentication and delivery of the Refinancing Notes and specifying the Stated Maturity, principal amount and Interest Rate applicable to each Class of Refinancing Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Refinancing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(ii)           from the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Refinancing Notes, or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Refinancing Notes except as has been given (provided that the opinions delivered pursuant to clause (iv) below may satisfy the requirement);

(iii)          an Officer’s certificate of the Collateral Manager stating that each of the requirements specified in Section 9.2(d) of the Indenture has been satisfied;

(iv)          opinions of (A) Clark Hill PLC, Delaware counsel to the Issuer, (B) Locke Lord LLP, counsel to the Trustee and (C) Dechert LLP, U.S. counsel to the Issuer and the Collateral Manager, in each case dated the Refinancing Date, in form and substance satisfactory to the Issuer;

(v)           an Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under the Indenture and that the issuance of the Refinancing Notes applied for by it shall not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in the Indenture relating to the authentication and delivery of the Refinancing Notes applied for by it have been complied with; that all expenses due or accrued with respect to the offering of the Refinancing Notes or relating to actions taken on or in connection with the Refinancing Date have been paid or reserves therefor have been made; and that all of its representations and warranties contained in the Indenture are true and correct as of the Refinancing Date;

(vi)          a letter signed by each Rating Agency confirming that each Class of Refinancing Notes has been assigned at least the ratings specified in the table below; and

Class of Notes	Rating by Moody’s	Rating by S&P
Class A-1-R Notes	Aaa (sf)	AAA (sf)
Class A-2-R Notes	Aaa (sf)	AAA (sf)
Class B-R Notes	Aa1 (sf)	AA+ (sf)
Class C-R Notes	A1 (sf)	N/A

(vii)         an Issuer Order by the Issuer directing the Trustee to authenticate the Refinancing Notes in the amounts and names set forth therein and to apply the proceeds thereof to redeem, subject to and in accordance with the Priority of Payments, the Class A-1 Notes, Class A-2 Notes, the Class B Notes and the Class C Notes issued on the Closing Date at the applicable Redemption Prices therefor on the Refinancing Date.

3.             Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH REFINANCING NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR RULES.

4.             Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by electronic means (including email or telecopy) will be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

5.             Concerning the Trustee. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. Except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

6.             No Other Changes. Except as explicitly provided herein, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Supplemental Indenture may be used to create a conformed amended and restated Indenture for the convenience of administration by the parties hereto.

7.             Execution, Delivery and Validity. The Issuer represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

8.             Binding Effect. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.             Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Supplemental Indenture by, among other things, the mutual waivers and certifications in this Section 9.

10.           Limited Recourse; No Bankruptcy Petition. Notwithstanding any other provision hereof, and in accordance with Section 2.7(i) of the Indenture, the obligations of the Issuer under this Supplemental Indenture are limited in recourse to the Assets. To the extent the Assets are not sufficient to meet the obligations of the Issuer in full, after application of the Assets in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and all obligations of and all claims against the Issuer shall be extinguished and shall not thereafter revive. The obligations of the Issuer are solely limited liability company obligations of the Issuer and no action shall be taken against the directors, shareholders or incorporator of the Issuer in connection with such obligations. The parties hereto agree that, in accordance with Section 13.1 of the Indenture, they shall not cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full. This Section 10 shall survive the expiration or termination of this Supplemental Indenture.

11.           Direction to Trustee. Each of the Issuer and the Collateral Manager hereby direct the Trustee to execute this Supplemental Indenture and acknowledge and agree that the Trustee will be fully protected in relying upon the foregoing direction.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Executed as a Deed by:

GOLUB CAPITAL BDC CLO 2014 LLC,
as Issuer

By:	Golub Capital BDC, Inc.,
its designated manager

By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Philip Dean
	Name:	Philip Dean
	Title:	Vice President

Consented to by:

GC ADVISORS LLC,
as Collateral Manager

By:	/s/ Joshua M. Levinson
	Name:	Joshua M. Levinson
	Title:	Co-General Counsel and Chief Compliance Officer

GOLUB CAPITAL BDC, INC.,
as holder of a Majority of the Interests

By:	/s/ Ross A. Teune
	Name:	Ross A Teune
	Title:	Chief Financial Officer and Treasurer

ANNEX A

Class Designation	A-1-R	A-2-R	B-R	C-R
Original Principal Amount[1]	U.S.$191,000,000	U.S.$20,000,000	U.S.$35,000,000	U.S.$37,500,000
Stated Maturity	The Payment Date in April 2026	The Payment Date in April 2026	The Payment Date in April 2026	The Payment Date in April 2026
Floating Rate Note	Yes	Yes	Yes	Yes
Index	LIBOR	LIBOR	LIBOR	LIBOR
Index Maturity[2]	3 month	3 month	3 month	3 month
Spread[3]	0.95%	0.95%	1.40%	1.55%
Interest Rate	N/A	N/A	N/A	N/A
Initial Rating(s):
S&P	“AAA (sf)”	“AAA (sf)”	“AA+ (sf)”	N/A
Moody’s	Aaa (sf)”	“Aaa (sf)”	“Aa1 (sf)”	“A1(sf)”
Priority Classes	None	None	A-R	A-R, B-R
Pari Passu Classes	A-2-R	A-1-R	None	None
Junior Classes	B-R, C-R	B-R, C-R	C-R	None
Listed Notes	Yes	Yes	Yes	Yes
Interest deferrable	No	No	No	Yes

[1]	As of the Refinancing Date.

[2]	LIBOR shall be calculated by reference to three-month LIBOR, in accordance with the definition of LIBOR set forth in Exhibit C hereto.

[3]	The spread over LIBOR with respect to any Class of Notes (except the Refinancing Notes) may be reduced in connection with a Re-Pricing of such Class of Notes, subject to the conditions set forth in Section 9.8.